Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces First Quarter 2023 Financial Results

Revenue and Earnings Per Share Exceed Guidance
ARR surges to $569M; MarkLogic Integration Underway

BURLINGTON, Mass, March 28, 2023 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal first quarter ended February 28, 2023.

First Quarter 2023 Highlights1:

•Revenue of $164.2 million increased 13% year-over-year on an actual currency basis, and 15% on a constant currency basis.
•Non-GAAP revenue of $165.6 million increased 12% year-over-year on an actual currency basis, and increased 14% on a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $569 million increased 20% year-over-year on a constant currency basis.
•Operating margin was 22% and Non-GAAP operating margin was 44%.
•Diluted earnings per share was $0.53 compared to $0.46 in the same quarter last year, an increase of 15%.
•Non-GAAP diluted earnings per share was $1.19 compared to $0.97 in the same quarter last year, an increase of 23%.

“Our fiscal 2023 started off very strong, with excellent results across virtually all products and geographies and a continuation of the strong demand and superb execution we saw in 2022,” said Yogesh Gupta, CEO at Progress. “Our customers continue to depend heavily on Progress products for reliable, cost-effective, highly functional solutions that help them develop, deploy and manage their high-impact business applications in difficult macroeconomic conditions. Importantly, our integration of MarkLogic, which closed just a couple of weeks before quarter-end, is gaining steam. We are thrilled to welcome our new team-members and look forward to their continued contributions through the year.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	February 28, 2023	February 28, 2022	% Change	February 28, 2023	February 28, 2022	% Change
Revenue	$164,226	$144,922	13%	$165,611	$147,505	12%
Income from operations	$35,588	$29,432	21%	$72,432	$58,732	23%
Operating margin	22%	20%	200 bps	44%	40%	400 bps
Net income	$23,674	$20,454	16%	$52,759	$43,560	21%
Diluted earnings per share	$0.53	$0.46	15%	$1.19	$0.97	23%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$46,767	$44,093	6%	$46,871	$44,681	5%

Other fiscal first quarter 2023 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $122.9 million at the end of the quarter.
•Days sales outstanding was 42 days compared to 52 days in the fiscal first quarter of 2022 and 62 days in the fiscal fourth quarter of 2022.
•On March 17, 2023, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock which will be paid on June 15, 2023 to shareholders of record as of the close of business on June 1, 2023.

1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

Anthony Folger, CFO, said: “I’m very pleased with our first quarter results, driven by a strong top line performance across nearly every product line. ARR of $569M grew 20% in constant currency and 4% on a pro-forma basis, while net retention rates increased to 102%. Operating margins came in strong at almost 44%, and our balance sheet remains in great shape, with modest net leverage.”

2023 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2023 and the fiscal second quarter ending May 31, 2023:

	Updated FY 2023 Guidance (March 28, 2023)		Prior FY 2023 Guidance (January 17, 2023)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenue	$676 - $684	$680 - $688	$671 - $681	$675 - $685
Diluted earnings per share	$1.32 - $1.40	$4.09 - $4.17	$1.38 - $1.46	$4.09 - $4.17
Operating margin	15% - 16%	38% - 39%	16%	38%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$173 - $183	$175 - $185	$173 - $183	$175 - $185
Effective tax rate	20% - 21%	20% - 21%	20% - 21%	20% - 21%

Q2 2023 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP[1]
Revenue	$167 - $171	$168 - 172
Diluted earnings per share	$0.12 - $0.16	$0.88 - $0.92

Based on current exchange rates, the expected currency translation impact on Progress' fiscal year 2023 business outlook compared to 2022 exchange rates on GAAP and non-GAAP revenue and GAAP and non-GAAP diluted earnings per share is not expected to be material from an accounting perspective. The expected negative currency translation impact on Progress' fiscal Q2 2023 business outlook compared to 2022 exchange rates on GAAP and non-GAAP revenue is approximately $1.0 million. The expected impact on GAAP and non-GAAP diluted Q2 2023 earnings per share is not expected to be material from an accounting perspective. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal first quarter of 2023 at 5:00 p.m. ET on Tuesday, March 28, 2023. Participants must register for the conference call here: https://register.vevent.com/register/BIc9baf1a1c869434aafddfc9378718010. The webcast can be accessed at: https://edge.media-server.com/mmc/p/cgfomqnf. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our results relates to Chef Software, Inc. and Ipswitch, Inc., which we acquired on October 5, 2020 and April 30, 2019, respectively. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions. The remaining adjustment is related to our acquisition of Chef and is expected to continue through the end of fiscal year 2023.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets from MarkLogic Corporation (“MarkLogic”), which we acquired on February 7, 2023. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results. Adjustments include preliminary estimates relating to restructuring expenses from MarkLogic. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Cyber incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022. Expenses include costs to investigate and remediate the cyber incident, as well as legal and other professional services related thereto.

Cyber incident costs are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to incur legal and other professional services expenses associated with this incident in future periods. The cyber incident is expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annual Recurring Revenue ("ARR") - We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a reporting period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including the integration of MarkLogic) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure; and (v) risks related to the disruption associated with the ongoing integration of MarkLogic. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2022. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 28, 2023	February 28, 2022	% Change
Revenue:
Software licenses	$57,568	$42,750	35%
Maintenance and services	106,658	102,172	4%
Total revenue	164,226	144,922	13%
Costs of revenue:
Cost of software licenses	2,452	2,609	(6)%
Cost of maintenance and services	17,501	15,145	16%
Amortization of acquired intangibles	6,264	5,458	15%
Total costs of revenue	26,217	23,212	13%
Gross profit	138,009	121,710	13%
Operating expenses:
Sales and marketing	33,754	33,469	1%
Product development	30,438	28,673	6%
General and administrative	18,786	16,991	11%
Amortization of acquired intangibles	13,611	11,722	16%
Cyber incident	2,692	—	*
Restructuring expenses	1,397	511	173%
Acquisition-related expenses	1,743	912	91%
Total operating expenses	102,421	92,278	11%
Income from operations	35,588	29,432	21%
Other expense, net	(5,664)	(3,480)	63%
Income before income taxes	29,924	25,952	15%
Provision for income taxes	6,250	5,498	14%
Net income	$23,674	$20,454	16%

Earnings per share:
Basic	$0.55	$0.47	17%
Diluted	$0.53	$0.46	15%
Weighted average shares outstanding:
Basic	43,300	43,981	(2)%
Diluted	44,353	44,708	(1)%

Cash dividends declared per common share	$0.175	$0.175	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$620	$411	51%
Sales and marketing	1,495	1,402	7%
Product development	2,998	2,222	35%
General and administrative	4,639	4,079	14%
Total	$9,752	$8,114	20%
*not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	February 28, 2023	November 30, 2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$122,925	$256,277
Accounts receivable, net	93,347	97,834
Unbilled receivables and contract assets, net	33,596	29,158
Other current assets	42,833	42,784
Total current assets	292,701	426,053
Property and equipment, net	14,981	14,927
Goodwill and intangible assets, net	1,252,801	888,392
Right-of-use lease assets	21,768	17,574
Long-term unbilled receivables and contract assets, net	47,922	39,936
Other assets	13,434	24,597
Total assets	$1,643,607	$1,411,479
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$75,150	$76,629
Current portion of long-term debt, net	7,953	6,234
Short-term operating lease liabilities	9,321	7,471
Short-term deferred revenue, net	244,733	227,670
Total current liabilities	337,157	318,004
Long-term debt, net	450,943	259,220
Convertible senior notes, net	353,159	352,625
Long-term operating lease liabilities	17,341	15,041
Long-term deferred revenue, net	57,114	54,770
Other long-term liabilities	14,450	13,315
Shareholders’ equity:
Common stock and additional paid-in capital	338,803	332,083
Retained earnings	74,640	66,421
Total shareholders’ equity	413,443	398,504
Total liabilities and shareholders’ equity	$1,643,607	$1,411,479

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(In thousands)	February 28, 2023	February 28, 2022
Cash flows from operating activities:
Net income	$23,674	$20,454
Depreciation and amortization	22,142	19,218
Stock-based compensation	9,752	8,114
Other non-cash adjustments	(4,207)	4,442
Changes in operating assets and liabilities	(4,594)	(8,135)
Net cash flows from operating activities	46,767	44,093
Capital expenditures	(385)	(831)
Repurchases of common stock, net of issuances	(5,643)	(20,906)
Dividend payments to shareholders	(8,023)	(7,784)
Payments for acquisitions, net of cash acquired	(355,821)	—
Proceeds from the issuance of debt, net of payment of issuance costs	195,000	5,517
Payments of principal on long-term debt	(1,719)	(1,719)
Other	(3,528)	(2,421)
Net change in cash, cash equivalents and short-term investments	(133,352)	15,949
Cash, cash equivalents and short-term investments, beginning of period	256,277	157,373
Cash, cash equivalents and short-term investments, end of period	$122,925	$173,322

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 28, 2023	February 28, 2022
Adjusted revenue:
GAAP revenue	$164,226	$144,922
Acquisition-related revenue	1,385	2,583
Non-GAAP revenue	$165,611	$147,505

Adjusted income from operations:
GAAP income from operations	$35,588	$29,432
Amortization of acquired intangibles	19,875	17,180
Restructuring expenses and other	1,397	511
Stock-based compensation	9,752	8,114
Acquisition-related revenue and expenses	3,128	3,495
Cyber incident	2,692	—
Non-GAAP income from operations	$72,432	$58,732

Adjusted net income:
GAAP net income	$23,674	$20,454
Amortization of acquired intangibles	19,875	17,180
Restructuring expenses and other	1,397	511
Stock-based compensation	9,752	8,114
Acquisition-related revenue and expenses	3,128	3,495
Cyber incident	2,692	—
Provision for income taxes	(7,759)	(6,194)
Non-GAAP net income	$52,759	$43,560

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.53	$0.46
Amortization of acquired intangibles	0.45	0.38
Stock-based compensation	0.22	0.18
Restructuring expenses and other	0.03	0.01
Acquisition-related revenue and expenses	0.07	0.08
Cyber incident	0.06	—
Provision for income taxes	(0.17)	(0.14)
Non-GAAP diluted earnings per share	$1.19	$0.97

Non-GAAP weighted avg shares outstanding - diluted	44,353	44,708

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow

(In thousands)	Q1 2023	Q1 2022	% Change
Cash flows from operations	$46,767	$44,093	6%
Purchases of property and equipment	(385)	(831)	(54)%
Free cash flow	46,382	43,262	7%
Add back: restructuring payments	489	1,419	(66)%
Adjusted free cash flow	$46,871	$44,681	5%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2022	November 30, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$602.0	$676.3	12%	$684.3	14%
Acquisition-related adjustments - revenue	8.6	3.7	(57)%	3.7	(57)%
Non-GAAP revenue	$610.6	$680.0	11%	$688.0	13%

Fiscal Year 2023 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
GAAP income from operations	$104.7	$109.2
GAAP operating margins	15%	16%
Acquisition-related revenue	3.7	3.7
Acquisition-related expense	4.5	4.5
Restructuring expense	5.0	5.0
Stock-based compensation	41.4	41.4
Amortization of acquired intangibles	98.0	98.0
Cyber incident	3.1	3.1
Total adjustments(2)	155.7	155.7
Non-GAAP income from operations	$260.4	$264.9
Non-GAAP operating margin	38%	39%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from MarkLogic and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Fiscal Year 2023 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2023
(In millions, except per share data)	Low	High
GAAP net income	$58.8	$62.3
Adjustments (from previous table)	155.7	155.7
Income tax adjustment(3)	(31.9)	(31.9)
Non-GAAP net income	$182.6	$186.1

GAAP diluted earnings per share	$1.32	$1.40
Non-GAAP diluted earnings per share	$4.09	$4.17

Diluted weighted average shares outstanding	44.6	44.6

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and 21% for High, calculated as follows:
Non-GAAP income from operations	$260.4	$264.9
Other (expense) income	(30.8)	(30.8)
Non-GAAP income from continuing operations before income taxes	229.6	234.1
Non-GAAP net income	182.6	186.1
Tax provision	$47.0	$48.0
Non-GAAP tax rate	20%	21%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
Cash flows from operations (GAAP)	$173	$183
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	7	7
Adjusted free cash flow (non-GAAP)	$175	$185

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2023 GUIDANCE1
(Unaudited)

Q2 2023 Revenue Guidance
	Three Months Ended	Three Months Ending
	May 31, 2022	May 31, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$148.7	$167.0	12%	$171.0	15%
Acquisition-related adjustments - revenue	2.2	1.0	(55)%	1.0	(55)%
Non-GAAP revenue	$150.9	$168.0	11%	$172.0	14%

Q2 2023 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2023
	Low	High
GAAP diluted earnings per share	$0.12	$0.16
Acquisition-related revenue	0.02	0.02
Acquisition-related expense	0.03	0.03
Restructure expense	0.06	0.06
Stock-based compensation	0.24	0.24
Amortization of acquired intangibles	0.59	0.59
Cyber incident	0.01	0.01
Total adjustments	0.95	0.95
Income tax adjustment	(0.19)	(0.19)
Non-GAAP diluted earnings per share	$0.88	$0.92